SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant ☒

      Filed by a party other than the registrant ☐

      Check the appropriate box:

      ☐ Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      ☒ Definitive revised proxy statement

      ☐ Definitive additional materials

      ☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Omega Worldwide, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      ☒ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      ☐ Fee paid previously with preliminary materials.

      ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

OMEGA WORLDWIDE, INC.

900 Victors Way, Suite 345

Ann Arbor, Michigan 48108
(734) 887-0300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 2, 2002

To the Stockholders:

      The Annual Meeting of Stockholders of Omega Worldwide, Inc. for the fiscal year ended September 30, 2000 will be held at the Westin River North Hotel, 320 North Dearborn, Chicago, Illinois, May 2, 2002, at 11:00 a.m. local time, for the following purposes:

1.	To elect one member of the Board of Directors to serve until the annual meeting of stockholders in 2004, and until his successor is duly elected and qualifies;

2.	To transact such other business as properly may come before the meeting or any adjournment or postponement thereof.

      The nominee for election as director to serve until the annual meeting of stockholders in 2004 is Ronald S. Elder who is presently serving as a director of the Company.

      The Board of Directors has fixed the close of business on March 29, 2002 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

      Please review the accompanying Proxy Statement for information regarding the meeting. You may authorize proxies to cast your votes, commonly known as proxy voting, by signing, dating and returning the enclosed proxy card in the envelope provided. We, however, do encourage you to attend the meeting and if you do attend the meeting and decide to change your proxy vote, you may do so by voting in person at the meeting.

      Beneficial holders planning to attend the meeting are urged to pre-register so that your identity as a stockholder may be verified in advance.

By order of the Board of Directors

JOHN STOREY
Corporate Secretary

April 3, 2002

Ann Arbor, Michigan

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
YOUR PROXY IN THE ENCLOSED ENVELOPE.

VOTING SECURITIES
ELECTION OF DIRECTORS
PRINCIPAL SHAREHOLDERS
BENEFICIAL OWNERSHIP
DIRECTORS AND OFFICERS OF THE COMPANY
2001 AUDIT COMMITTEE REPORT
2001 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARISON OF CUMULATIVE TOTAL RETURN
CERTAIN TRANSACTIONS
RESIGNATION OF REGISTRANT’S DIRECTOR
RELATIONSHIP WITH INDEPENDENT AUDITORS
SHAREHOLDERS PROPOSALS
EXPENSES OF SOLICITATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
AUDIT COMMITTEE CHARTER

OMEGA WORLDWIDE, INC.

900 Victors Way, Suite 345

Ann Arbor, Michigan 48108
(734) 887-0300

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS
May 2, 2002

      The accompanying proxy is solicited by the Board of Directors of Omega Worldwide, Inc. (the “Company”) to be voted at the Annual Meeting of Stockholders to be held May 2, 2002, and any postponements or adjournments of the meeting (the “Annual Meeting”). It is anticipated that this proxy material will be mailed on or about April 3, 2002 to stockholders of record at the close of business on March 29, 2002. This proxy statement provides information concerning the proxy and the business to be transacted at the Annual Meeting. If a stockholder specifies a choice with respect to any matter to be acted upon, the proxy holders will vote the shares represented by the proxy in accordance with the stockholder’s specifications. If a stockholder returns an executed proxy without specifying a choice, the proxy holders will vote the shares represented by the proxy in accordance with their discretion.

      A copy of the Annual Report on Form 10-K of the Company as filed with the Securities and Exchange Commission for the year ended September 30, 2001, including financial statements, is enclosed herewith.

      A stockholder has the power to revoke a proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the stockholder who has executed the proxy is present at the meeting and elects to vote in person. If a proxy is not revoked, it will be voted by those named in the proxy.

VOTING SECURITIES

      The outstanding voting securities of the Company as of March 29, 2002, consisted of 12,354,553 shares of common stock, par value $.10 per share (“Common Stock”). Each holder of record of Common Stock as of the close of business on March 29, 2002 is entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. Each holder of shares of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

ELECTION OF DIRECTORS

      Pursuant to the charter of the Company, the Directors have been divided into three classes. At this year’s Annual Meeting, one director will be elected to serve until the 2004 Annual Meeting and until his successor is duly elected and qualifies. The Board previously approved a reduction in the size of the Board of Directors to five directors, to be effective as of the date of the Annual Meeting, resulting in the need to elect only one director at the Annual Meeting. The remaining Directors shall continue in office until their respective terms expire and until their successors are duly elected and qualify.

      The nominee for election to the one position of director to be voted upon at the Annual Meeting for a term expiring in 2004 is Ronald S. Elder. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Mr. Elder to hold office until the 2004 Annual Meeting and until his respective successor has been duly elected and qualifies.

      The holders of a majority of the outstanding shares of common stock present in person or represented by proxy will constitute a quorum at the meeting. If a quorum is present, the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required to elect the nominee for Director. Abstentions are counted as shares present at the meeting for purposes of determining the existence of a quorum but are not counted as votes cast. Accordingly, an abstention has no effect with respect to the election of Directors.

      If the nominee becomes unable to serve or for good cause will not serve (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the holders of such proxies. In no event would the proxy be voted for more than one nominee.

      The following information relates to the nominee for election as director of the Company and the other persons whose terms as directors continue after this meeting, as well as the executive officers of the Company:

	Year First		Expiration
	Became a		of Term as
Directors/Officers	Director	Business Experience During Past 5 Years	Director

James E. Eden (63)	1998	Mr. Eden has been a Director of the Company since April 1998. He was elected Chairman of the Board of the Company in July 2000. He is President and principal owner of Eden & Associates, Inc., which provides consulting services to the senior living and long-term care industries. He is also President and principal owner of Senior Living Properties, LLC, and serves as Chairman and Chief Executive Officer of Oakwood Living Centers, Inc., which owns and operates 7 nursing homes in Massachusetts and Virginia. From 1976 to 1992, he held various positions in healthcare at Marriott Corporation ultimately, as Executive Vice President and General Manager of its Senior Living Services Division. Mr. Eden is also a Director of the Alliance for Aging Research and United Vanguard Homes. Mr. Eden was a Director of Omega Healthcare Investors, Inc. (“Omega Healthcare”) until July 2000.	2003

	Year First		Expiration
	Became a		of Term as
Directors/Officers	Director	Business Experience During Past 5 Years	Director

James P. Flaherty (54)	2000	Mr. Flaherty joined Omega Healthcare in 1996 and was appointed Vice President-International of Omega Healthcare and Chief Executive of Omega Healthcare (UK) Limited in January 1997. Mr. Flaherty was appointed Chief Operating Officer of the Company in April 1998 and President in July 2000 and served in this position until September 2001. He has been a Director of the Company since July 2000. Mr. Flaherty will not stand for re-election at the Annual Meeting. Before he joined Omega Healthcare, Mr. Flaherty was Chairman of Black Rock Capital Corporation, a leasing and merchant banking firm he founded in 1994. From April 1991 until December 1993, Mr. Flaherty was Managing Partner of Pareto Partners, a London based investment management firm. Prior to 1991, he was employed by American Express Bank Ltd. in London and Geneva in a number of senior management capacities and by State National Bank of Connecticut and its successor, The Connecticut Bank & Trust Co.	2001
Anil K. Gupta (52)	1998	Dr. Anil K. Gupta has been a Director of the Company since July 1998. He is Professor of Strategy, Organization and International Business at the Robert H. Smith School of Business, The University of Maryland. He holds a Doctor of Business Administration from Harvard Business School. Dr. Gupta served as a director of Vitalink Pharmacy Services, Inc. from 1992 to 1998. Recipient of numerous scholarly awards, he also provides consulting and executive training to a number of multinational companies.	2003
Harold J. Kloosterman (58)	1998	Mr. Kloosterman has been a Director of the Company since April 1998. He also has been a Director of Omega Healthcare since its formation in 1992 and was a Managing Director of Omega Healthcare Capital from 1986 to 1992. Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multi-family properties since 1978. He has been a senior officer of LaSalle Partners, Inc., and in 1985 he formed Cambridge Partners, Inc., where he serves as President. At Cambridge, he has been involved in the development and management of commercial, apartment and condominium projects in Grand Rapids and Ann Arbor, Michigan and in the Chicago, Illinois area.	2002

	Year First		Expiration
	Became a		of Term as
Directors/Officers	Director	Business Experience During Past 5 Years	Director

Bernard J. Korman (69)	1998	Mr. Korman has been a Director of the Company since April 1998. He is Chairman of the Board of Trustees of Philadelphia Health Care Trust, a private foundation, and of NutraMax Products, Inc., a public consumer health care products company. He formerly was President, Chief Executive Officer and Director of MEDIQ Incorporated (health care services) from 1977 to 1995. Mr. Korman has been a Director of Omega Healthcare since 1993 and also is a Director of the following public companies: The New America High Income Fund (financial services), The Pep Boys, Inc. (auto supplies), and Kranzco Realty Trust (real estate investment trust).	2002
Ronald S. Elder (52)	2002	Mr. Elder was appointed Acting Chief Executive Officer of the Company in January 2002, and became a Director and Chief Executive Officer in February 2002. Mr. Elder, a British national, is a qualified chartered accountant, and has held senior positions in vehicle leasing, finance, asset management and insurance businesses, most recently Zurich Financial Services, and previously Crawford & Company, GE Capital and Avis.	2001	*
Mark D. Gosling (37)		Mr. Gosling joined the Company in June 1999 as Finance Director of Omega (UK) Limited. From 1999 to 2001 he also was Finance Director of Idun Health Care Ltd. He was appointed Vice President and Treasurer of the Company in April 2001. From 1995 to 1999 he was Group Corporate Finance Manager at Heron International, a large United Kingdom private property group. Previously he was with NM Rothschild & Sons, a United Kingdom investment bank and Price Waterhouse.
John Storey (34)		Mr. Storey joined the Company in January 1998 as Director of Omega (UK) Limited. He was appointed Vice President and Secretary of the Company in April 2001. Previously he was a senior lawyer in the commercial property department of Simmons & Simmons, Principal-UK’s legal advisor and one of London’s largest law firms.

*	Mr. Elder was elected by the Board of Directors to fill a vacant seat on the Board of Directors created by the resignation of Mr. Thomas Franke. That seat on the Board of Directors occurred in a class whose term expires at the Annual Meeting for fiscal year 2000.

PRINCIPAL SHAREHOLDERS

      At March 22, 2002, the Company was aware that the following stockholders beneficially owned more than 5% of the outstanding shares of Common Stock:

	Number of Shares
	of Common Stock	Percent of
Beneficial Owner	Beneficially Owned	Class

Todd P. Robinson(1)	1,203,342	9.74%
2307 Princess Ann Street
Greensboro, North Carolina 27408
Omega Healthcare Investors, Inc.	1,163,061	9.41%
9690 Deerco Road, Suite 100
Timonium, Maryland 21093
Ashbourne Consolidated Group Ltd.(2)	1,074,412	8.70%
79 High Street
Eton, Slough
United Kingdom SL46AF
Essel W. Bailey, Jr.(3)	969,074	7.84%
315 E. Eisenhower Parkway, Suite 212
Ann Arbor, Michigan 48108
Gotham International Advisors, L.L.C.(4)	867,756	7.02%
110 East 42nd Street, 18th Floor
New York, New York 10017
The Baupost Group, L.L.C.(5)	654,000	5.29%
44 Brattle Street, 5th Floor
Cambridge, Massachusetts 02138

(1)	Based on 13D/ A filed December 28, 2001.

(2)	Based on 13D filed March 22, 2002

(3)	Based on 13D/ A filed March 15, 2002

(4)	Based on 13G filed March 5, 2002

(5)	Based on 13D filed February 14, 2002

BENEFICIAL OWNERSHIP

      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 22, 2002 (i) by each of the Company’s directors and executive officers and (ii) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Number of Shares
	of Common Stock		Percent of
Beneficial Owner	Beneficially Owned		Class

James Eden	8,421		*
James P. Flaherty	64,477		0.52%
Anil K. Gupta	15,600	(1)	0.13%
Harold J. Kloosterman	119,907	(2)	0.97%
Bernard J. Korman	358,213	(3)	2.90%
Mark D. Gosling	20,000	(4)	0.16%
John Storey	25,633	(5)	0.21%
Ron Elder	0		0.00%

Directors and executive officers as a group (8 persons)	612,251		4.96%

*	Less than 0.10%

The business address of all the above persons is 900 Victors Way, Suite 345, Ann Arbor, Michigan 48108.

(1)	Includes 2000 shares of restricted stock to vest within sixty days and 600 exercisable stock options.

(2)	Includes shares owned jointly by Mr. Kloosterman and his wife, and 55,044 shares owned directly by his wife, and 2,000 shares of restricted stock to vest within sixty days.

(3)	Includes 600 exercisable stock options.

(4)	Includes 333 unvested restricted shares, 14,000 exercisable stock options and 5,000 stock options vesting within sixty days.

(5)	Includes 333 unvested restricted shares, 13,466 exercisable stock options, 6,667 stock options vesting within sixty days and 4,500 shares purchased by Mr. Storey.

DIRECTORS AND OFFICERS OF THE COMPANY

Board of Directors and Committees of the Board

      The Board of Directors held thirteen meetings during fiscal year 2000 and fourteen meetings during fiscal year 2001. The Board of Directors has an Audit Committee consisting of Messrs. Korman (Chairman) and Gupta, a Compensation Committee consisting of Mr. Kloosterman, an Independent Directors Committee consisting of Mr. Gupta, a Nominating Committee consisting of Mr. Eden and a Special Committee consisting of Messrs. Eden, Gupta and Elder.

      The Compensation Committee met six times during fiscal year 2000 and seven times during fiscal year 2001 and has responsibility for the compensation of the Company’s key management personnel and administration of the Company’s Stock Option and Restricted Stock Plan.

      The Independent Committee, which did not meet during fiscal year 2000 or during fiscal year 2001, is responsible for passing on those issues with respect to which a conflict may exist between the Company and Omega Healthcare.

      The Nominating Committee, which did not meet during fiscal year 2000 or during fiscal year 2001, reviews suggestions of candidates for director made by directors, stockholders, management and others, and makes recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors. Suggestions by stockholders for candidates should be submitted in writing to Omega Worldwide, Inc., 900 Victors Way, Suite 345, Ann Arbor, Michigan 48108, in the manner prescribed by the Company’s bylaws.

      The Special Committee, which met four times in fiscal year 2000 and seventeen times in fiscal year 2001, is responsible for passing on issues with respect to Principal Healthcare Finance Limited (“Principal-UK”).

      During fiscal year 2000 and fiscal year 2001, each Director attended at least 75 percent of the total number of meetings of the Board and the committees on which he served.

Audit Committee

      The Audit Committee met twice in fiscal year 2000 and once in fiscal year 2001. In accordance with the NASDAQ listing requirements, each member of the Audit Committee is independent of management of the Company and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Audit Committee is responsible for, among other things, considering the appointment of the independent auditors of the Company, reviewing with the independent auditors the plan and scope of the audit and audit fees, reviewing professional services provided by the independent auditors, monitoring the adequacy of financial reporting and internal controls and meeting periodically with management and internal and independent auditors.

      The following table sets forth the fees billed for the audit of the Company’s financial statements for the years ended September 30, 2000 and September 30, 2001 and the aggregate fees billed to the Company for all other services provided during the fiscal years ended September 30, 2000 and September 30, 2001, by the Company’s principal accounting firm Ernst & Young LLP.

	2000	2001

Audit Fee	$269,067	$246,710
Financial Information
Systems Design & Implementation Fees	$0	$0
All other Fees	$38,500	$146,250

      Included in the audit fees are $154,850 and $138,000 for fiscal years 2000 and 2001 respectively, in respect of Idun Health Care Ltd. (“Idun”). The all other fees category for 2000 includes $30,000 in respect of the Company’s acquisition of Idun and for 2001 includes $131,000 in respect of specific corporate restructuring advice.

2001 AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements of the Company for the fiscal years ended September 30, 2000 and September 30, 2001, with management and Ernst & Young LLP, the Company’s independent auditors;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young LLP the issue of its independence from the Company.

      Additionally, the Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP to the Company for the fiscal years ended September 30, 2000 and September 31, 2001, is compatible with maintaining Ernst & Young LLP’s independence.

      In May 2000, the Board adopted a written charter, a copy of which is included as Appendix A to this proxy statement. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.

      In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the years ended September 30, 2000 and September 30, 2001.

Bernard J. Korman, Chairman
Anil K. Gupta

Compensation of Directors

      The Company pays each non-employee director a fee of $10,000 per year for services as a director, plus $1,000 for services as a Committee Chairperson and $500 for attendance at a meeting of the Board of Directors or any Committee thereof. Beginning August 2000 the Company paid the Chairman $10,000 per month and beginning January 1, 2002 the Company pays the Chairman of the Board an additional $25,000 per month for the six (6) month period following such date. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

      Directors are eligible to participate in the Company’s Stock Option and Restricted Stock Plan. Each non-employee director was awarded options with respect to 10,000 shares on his election as a director of the Company, and each non-employee director is to be granted an additional option grant with respect to 1,000 shares on or after each anniversary of the initial grant. All grants have been and are to be at an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of the grant. Non-employee director options vest one third after each year for three years. Each non-employee director also is annually awarded 1,000 shares of restricted stock, with each such grant of restricted stock shares vesting six months after the date of grant.

Compensation of Executive Officers

      The following table sets forth, for the fiscal year ended September 30, 2001, the compensation for services in all capacities to the Company of those persons who were (i) the chief executive officer during the year, (ii) other executive officers of the Company at September 30, 2001 whose total fiscal year 2001 annual salary and bonus exceeded $100,000 and (iii) other individuals who served as executive officers and met the criteria under clause (ii) during the last fiscal year but who are not serving as executive officers at September 30, 2001. Mr. Ronald Elder was elected as Chief Executive Officer of the Company in January 2002.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

					Awards		Payouts

					Restricted	Securities	All
				Other Annual	Stock	Underlying	LTIP	Other
Name and	Fiscal	Salary	Bonus	Compensation	Award(s)	Options/	Payouts	Compensation
Principal Position	Year	($)	($)	($)(1)	($)(5)	SARs(#)	($)	($)

Todd P. Robinson(2)	2001	$18,590	$0	$0	$0	0	$0	$0
CEO and Director
James E. Eden	2001	$0	$0	$159,000	$5,500	0	$0	$0
Chairman of the	2000	$0	$0	$25,500	$4,250	1,000	$0	$0
Board	1999	$0	$0	$13,000	$0	1,000	$0	$0
James P. Flaherty(3)	2001	$422,848	$0	$121,136	$0	75,000	$0	$0
President and Director	2000	$359,316	$180,000	$0	$36,563	35,000	$0	$0
	1999	$339,000	$115,000	$44,347	$0	15,000	$0	$0
Mark D. Gosling(4)	2001	$147,830	$14,448	$0	$0	0	$0	$0
Vice President	2000	$120,099	$50,238	$0	$4,000	50,000	$0	$0
and Treasurer	1999	$28,958	$0	$0	$0	0	$0	$0
John Storey(4)	2001	$155,301	$14,448	$0	$0	0	$0	$0
Vice President and	2000	$149,457	$50,238	$0	$4,000	45,000	$0	$0
Secretary	1999	$135,703	$43,904	$0	$0	3,000	$0	$0

(1)	“Other Annual Compensation” was comprised of the following: (1) $44,347 representing the allocable portion of the value of restricted stock granted by Omega Healthcare, Inc. to Mr. Flaherty for the fiscal year ending September 30, 1999 and charged to the Company; (2) Director and Chairman fees of $159,000, $25,500 and $13,000 to Mr. Eden during the fiscal years 2001, 2000 and 1999, respectively, (3) Advances to Mr. Flaherty include payments of $20,000 in lieu of SAR grants and $101,136 for an additional pension contribution.

(2)	Mr. Robinson was appointed Chief Executive Officer and a Director of the Company in July 2001. Mr. Robinson resigned as Chief Executive and as a Director effective December 18, 2001.

(3)	Mr. Flaherty was appointed President and Director on July 29, 2000. Prior to his appointment he served as Vice President and Chief Operating Officer. As of September 26, 2001, Mr. Flaherty no longer serves as President, but continues to serve as a Director of the Company.

(4)	Mr. Gosling was appointed Vice President and Treasurer, and Mr. Storey was appointed Vice President and Secretary, in April 2001. Mr. Gosling joined the Company in June 1999.

(5)	The Company has not paid any dividends on the restricted stock.

Options/ SAR Grants in Fiscal Year 2000 and Fiscal Year 2001

      The following table sets forth certain information concerning options/ SARs granted during fiscal year 2000 to the named executives:

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs	Exercise		Price Appreciation for		Grant
	Underlying	Granted to	or Base		Option Term		Date
	Options/SAR	Employees in	Price	Expiration			Present
Name	Granted	Fiscal Year	($/Share)	Date(1)	5%($)(2)	10%($)(2)	Value($)(3)

Essel W. Bailey, Jr.(4)	25,513		4.8750	01/28/2010	194,919	322,484	N/A
	24,487		4.8750	01/28/2011	204,222	340,614

Total	50,000	14.73%			399,141	663,098

James P. Flaherty	25,513		4.8750	01/28/2010	194,919	322,484	N/A
	9,487		4.8750	01/28/2011	79,122	131,964

Total	35,000	10.31%			274,041	454,448

Edward C. Noble	20,000		4.8750	01/28/2010	152,800	252,800	N/A

Total	20,000	5.89%

(1)	Incentive stock options expire 10 years from date of grant, while non-qualified options expire 11 years after date of grant.

(2)	The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s Common Stock increasing at the expiration date of the options, to $7.94 and $12.64, respectively for the January 28, 2000 incentive stock option grant, $8.33 and $13.91, respectively for the January 28, 2000 non-qualified stock options grant.

(3)	The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

(4)	As of July 29, 2000, Mr. Bailey no longer serves as President and CEO. As of February 11, 2002, Mr. Bailey no longer serves as a director.

      The following table sets forth certain information concerning options/ SARs granted during fiscal year 2001 to the named executives:

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs	Exercise		Price Appreciation for		Grant
	Underlying	Granted to	or Base		Option Term		Date
	Options/SAR	Employees in	Price	Expiration			Present
Name	Granted	Fiscal Year	($/Share)	Date(1)	5%($)(2)	10%($)(2)	Value($)(3)

James P. Flaherty	42,105		2.375	11/06/2011	162,888	259,737	N/A
	32,895		2.375	11/06/2012	133,621	222,902

Total	75,000	26.79%			296,509	482,275

Todd P. Robinson	10,000		1.850	07/17/2011	30,135	47,984	N/A
	55,555		1.800	08/27/2011	162,888	259,372
	94,445		1.800	08/27/2012	290,759	485,033

Total	160,000	57.14%			483,782	792,389

(1)	Incentive stock options expire 10 years from date of grant, while non-qualified options expire 11 years after date of grant, unless the exemption is accelerated pursuant to the terms thereof.

(2)	The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s stock increasing at the expiration date of the options, to $3.87 and $6.16, respectively for the November 6, 2000 incentive stock option grant, $3.01 and $4.80, respectively for the July 17, 2001 incentive stock options grant and $2.93 and $4.67, respectively for the August 27, 2001 incentive stock option grants and $4.06 and $6.78, respectively for the November 6, 2000, non-qualified stock option grants, and $3.08 and $5.14, respectively for the August 27, 2001 non-qualified stock options grants.

(3)	The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

Aggregated Option/ SAR Exercises and Fiscal Year-End Option/ SAR Values for Fiscal Year 2000 and Fiscal Year 2001

      The following table summarizes options and SARs exercised during fiscal year 2000 and presents the value of unexercised options and SARs held by the named executives at year-end:

			Number of Securities		In-the-Money
			Underlying Unexercised		Options/SARs
			Options/SARs at		at Fiscal
	Shares	Value	Fiscal Year-End(#)		Year-End($)
	Acquired on	Realized	Unexercisable(U)		Unexercisable(U)
Name	Exercise(#)	($)	Exercisable(E)		Exercisable(E)

Essel W. Bailey(1)	0	0	134,467(U	)	0(U	)
			53,533(E	)	0(E	)
James P. Flaherty(2)	0	0	45,000(U	)	0(U	)
			5,000(E	)	0(E	)
Edward C. Noble	0	0	33,333(U	)	0(U	)

(1)	As of July 27, 2000 Mr. Bailey no longer serves as President and CEO.

(2)	Mr. Flaherty was appointed President and Director on July 27, 2000, prior to then he served as Chief Operating Officer. As of September 26, 2001, Mr. Flaherty no longer serves as President.

      The following table summarizes options and SARs exercised during fiscal year 2001 and presents the value of unexercised options and SARs held by the named executives at year-end:

			Number of Securities		In-the-Money
			Underlying Unexercised		Options/SARs
			Options/SARs at		at Fiscal
	Shares	Value	Fiscal Year-End(#)		Year-End($)
	Acquired on	Realized	Unexercisable(U)		Unexercisable(U)
Name	Exercise(#)	($)	Exercisable(E)		Exercisable(E)

James P. Flaherty(1)	0	0	61,667(U	)	0(U	)
			63,333(E	)	0(E	)
Mark D. Gosling(2)	0	0	36,000(U	)	0(U	)
			14,000(E	)	0(E	)
John Storey(2)	0	0	35,133(U	)	0(U	)
			12,867(E	)	0(E	)
Todd P. Robinson(3)	0	0	10,000(U	)	0(U	)
			150,000(E	)	0(E	)

(1)	As of September 26, 2001, Mr. Flaherty no longer serves as President.

(2)	Mr. Gosling was appointed Vice President and Treasurer, and Mr. Storey was appointed Vice President and Secretary in April 2001.

(3)	Mr. Robinson was appointed CEO on July 25, 2001 and resigned effective December 18, 2001.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

      Under the Company’s Stock Option and Restricted Stock Plan if a change in control (as defined in the plan) occurs, all unexpired options will become immediately exercisable and unvested restricted stock grants will vest immediately.

      The Company entered into a three year Employment and Change in Control Agreement with James P. Flaherty dated August 1, 2000. Under the terms of the contract, Mr. Flaherty was entitled to an annual salary of $330,000 and a guaranteed annual increase of 3%. The contract provided for supplemental cash compensation of $59,000 in lieu of company provided health and retirement benefits. The contract further provided that the Company would pay to Mr. Flaherty as a termination payment a lump sum amount equal to three times his total compensation (salary, cash bonus and value of restricted stock grants, whether or not vested) for the most recent year, if Mr. Flaherty’s employment was terminated or he was constructively terminated other than for cause within three years after a change in control. The contract provided for an additional payment to compensate Mr. Flaherty for excise taxes imposed upon these payments. As of September 26, 2001, Mr. Flaherty no longer serves as President of the Company.

      The Company’s wholly owned subsidiary Omega (UK) Limited (“OUK”) has an Employment Agreement with Mark D. Gosling dated March 24, 1999, as amended by letter agreements dated October 23, 2000, January 15, 2001 and April 25, 2001. Under the terms of the agreement, Mr. Gosling is entitled to an annual salary of £80,000 which amount is to be reviewed annually. In addition, Mr. Gosling is eligible to receive an annual bonus based on the profitability of OUK. The awarding of such bonus is entirely within the discretion of OUK. At the commencement of the employment, Mr. Gosling received options to acquire 10,000 shares of the Company’s stock at the then current market price of $4.00 per share. Mr. Gosling also receives medical insurance benefits. Either OUK or Mr. Gosling may terminate Mr. Gosling’s employment on one year’s prior notice.

      Mr. Gosling’s employment agreement includes a change in control provision. Subject to certain additional conditions, the change in control provision is triggered by a change in control of OUK and/or the Company and/or Principal-UK. If within twelve months following such change in control, and subject to certain other provisions, Mr. Gosling’s employment with OUK is terminated without cause or Mr. Gosling elects to give notice of his intent to terminate his employment agreement, OUK will pay Mr. Gosling the sum of two years salary (at the amount immediately payable prior to termination or notice), twice the average of the bonuses received (if any) in the previous two years and compensation for loss of all contractual and discretionary benefits (subject to deductions for income tax and national insurance contributions). OUK is required to make the payments within twenty-one days of notice of termination. Subject to certain conditions, the Company has guaranteed the obligations of OUK under the employment agreement.

      OUK also has an Employment Agreement with John Storey dated October 31, 1997, as amended by letter agreements dated October 23, 2000, January 15, 2001 and April 25, 2001. Under the terms of the agreement, Mr. Storey is entitled to an annual salary of £75,000 which amount is to be reviewed annually. At the commencement of his employment, Mr. Storey received options to acquire 5,000 shares of the Company’s Common Stock at the then current market price of $4.69 per share. Mr. Storey’s employment agreement is substantially identical to Mr. Gosling’s employment agreement in all other material respects, including the change in control provisions.

Long-Term Incentive Plan

      In December 1997, the Company adopted the Omega Worldwide, Inc. 1997 Stock Option and Restricted Stock Purchase Plan (“Option Plan”) to provide incentives to attract and retain competent managerial personnel and to provide to participating directors, officers and employees of the Company and its subsidiaries added incentive for high levels of performance. The summary of the Option Plan set forth below is qualified in its entirety by the text of the Option Plan.

      The Option Plan provides for the grant of Stock Options and/or shares of Restricted Stock to Eligible Participants. “Eligible Participants” are all directors of the Company or any Company subsidiary, and all officers or employees of the Company or any Company subsidiary. Under the Option Plan, “Stock Options” are defined as the right to purchase Common Stock under the Option Plan in a specified number of shares, at a price and upon terms and conditions as specified in the Option Plan or by the Plan Committee. The Plan Committee is comprised of the Company’s Compensation Committee members. “Restricted Stock” is defined as shares of Common Stock of the Company granted without cost and subject to the terms of the Option Plan.

Under the Option Plan, the maximum number of shares of the Company’s Common Stock which may be issued as Restricted Stock is 750,000 shares in the aggregate.

      Under the Option Plan, each non-employee director of the Company receives an initial grant of 10,000 Stock Options upon appointment or election to the Board of Directors. Additional grants of 1,000 Stock Options are made to each non-employee director on or after each anniversary of the initial grant.

      The Plan Committee, in its sole and absolute discretion, but subject to the provisions of the Option Plan, may grant Restricted Stock to any Eligible Participant including a non-employee director and Stock Options to any Eligible Participant other than a non-employee director. Restricted Stock granted to any Eligible Participant is released in accordance with the schedule provided by the Plan Committee, but in no event less than six (6) months from the date of the grant nor later than ten (10) years from the date of the grant. Except for normal retirement or other written agreement with a non-employee director, a grantee has no vested interest in the unreleased stock of any grant in the event of termination for any reason. In regard to Stock Option grants, the Plan Committee designates in each grant of a Stock Option whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option. The terms upon which and the times at which, the Stock Option Shares may be acquired and exercised are as set forth in the Option Plan and the related Stock Option Agreements. “Option Shares” means the Common Stock covered by and subject to an outstanding unexercised Stock Option granted pursuant to the Option Plan.

      A Stock Option grant to an Eligible Participant who owns, directly or indirectly, at the date of the grant of the Stock Option, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Company subsidiary does not qualify as an Incentive Stock Option unless: (i) the purchase price of the Option shares is at least one hundred and ten percent (110%) of the Fair Market Value of the Option Shares, determined as of the date the Stock Option is granted; and (ii) the Stock Option by its terms is not exercisable after five (5) years from the date it is granted. “Fair Market Value” is defined as the fair market value of the Common Stock as determined using a reasonable valuation method selected by the Plan Committee, including the closing price of a share of Common Stock as reported in the Wall Street Journal on the date specified in the Option Plan, or, if no such sales were made on such date, the closing price of such share as reported in the Wall Street Journal on the next preceding date on which there were such sales.

      No grant of Incentive Stock Options may be made under the Option Plan when the aggregate fair market value of Option Shares with respect to which the Incentive Stock Options are exercisable for the first time by the Eligible Participant during any calendar year exceeds $100,000. Additionally, Stock Options are deemed Non-Qualified Stock Options if they meet certain criteria as set forth in the Option Plan.

      The exercise price of Option Shares shall be as determined by the Plan Committee at the date of grant, except that the exercise price for Option Shares designated as Incentive Stock Options shall be one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of grant. The exercise price of Option Shares granted to non-employee directors is in all cases one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of grant.

      Subject to certain other provisions of the Option Plan, no Stock Options become exercisable until one (1) year following the date of grant and (i) as to non-employee directors, a Stock Option first becomes exercisable as to one-third (1/3) of the Option Shares during the second year following the date of the grant, as to an additional one-third (1/3) during the third year following the grant and as to the final one-third (1/3) during the fourth year following the grant, and (ii) as to all other Eligible Participants, Stock Options are exercisable as set forth by the Plan Committee.

Defined Benefit or Actuarial Plan

      For the periods from October 1, 1999 through September 30, 2000 and October 1, 2000 through September 30, 2001, the Company had no pension plans.

2001 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is composed of one non-employee director and is responsible for acting on behalf of the Board with respect to (i) the Company’s Stock Option and Restricted Stock Plan, (ii) approving the compensation of Ronald S. Elder, the Company’s Chief Executive Officer and (iii) reviewing with the Board of Directors all aspects of compensation for the Company’s executive officers.

Key Elements of Compensation

      The Company’s executive compensation program is intended to attract, incentivize, reward and retain experienced and motivated executives who contribute to the Company’s growth. The key elements of the Company’s executive compensation program are base salary, employee benefits, annual performance bonus and stock incentives. The mix, level and structure of these items reflect market industry practices as well as the executive’s role and impact on business results consistent with the Company’s pay for performance philosophy.

Base Salary

      The philosophy of the Company is to provide base salaries that recognize an individual’s ongoing contribution to the organization, that are commensurate with an individual’s experience, and that are competitive with other companies of similar size. Salary levels are established on the basis of a number of factors, including management recommendations, prior salary history, industry comparables, individual performance and overall Company results.

Performance Bonus Programs

      The Company’s executives are eligible for annual bonus awards based on the Company’s performance during the prior year. Generally, performance goals may include financial measures such as earnings, depreciation and amortization. In evaluating financial performance, the impact of strategic changes, acquisitions and divestitures may be taken into account. In addition to financial measures, the Compensation Committee may review more qualitative measures, such as strategic acquisitions, deployment of capital and improvement of operating efficiencies.

Stock Incentives

      Stock incentives are designed to foster significant ownership of the Company’s stock, promote a close identity of interests between management and the stockholders, and motivate and reward strategic management and enhancement of stockholder value. Option awards generally reflect the executive’s level of responsibility and impact on the long-term success of the Company. Additionally, consideration is given to an executive’s potential and impact on longer term results.

Compensation of Chief Executive Officer

      Mr. Todd Robinson was Chief Executive Officer of the Company from July 2001 until his resignation effective December 18, 2001. Mr. Robinson’s charge as chief executive officer was to produce long term increases in stockholder value and, therefore, Mr. Robinson’s compensation was primarily tied to long term incentives. Mr. Robinson resigned as Chief Executive Officer prior to any measurement of his performance as Chief Executive Officer. The Compensation Committee is presently finalizing the compensation arrangements for Mr. Ronald Elder, who was appointed the full-time Chief Executive Officer of the Company in February 2002. It is expected that Mr. Elder’s compensation will include base salary, cash bonus and certain long term incentives tied to the achievement by the Company of certain financial goals.

      This report is submitted by the member of the Compensation Committee: Mr. Harold Kloosterman.

COMPARISON OF CUMULATIVE TOTAL RETURN

Among:	Omega Worldwide, Inc.

S&P 500 Index
S&P Small Cap 600 Index

      THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

      THE PERFORMANCE GRAPH THAT APPEARS ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

CERTAIN TRANSACTIONS

      Pursuant to the provisions of a Services Agreement between Omega Healthcare and the Company that expired June 30, 2000, indirect costs incurred by Omega Healthcare, including compensation of shared executive officers and related support personnel, and costs incurred by Omega Healthcare for rent, insurance, telephone, utilities, supplies, maintenance and travel, were allocated to the Company based upon the relationship of assets under the Company’s management to the combined total of those assets and Omega Healthcare’s assets. Assets and costs in the formula were on a one-quarter lag basis. Such allocations are based on estimates and formulas that management believes to be reasonable. As of July 1, 2000, the Company and Omega Healthcare have negotiated a new arrangement for a quarterly fee of $37,500 which excludes certain previously provided services, most significantly, those of shared executives. This quarterly fee was amended again in November 2000 to $32,500 per quarter. Incurred expenses for the years ended September 30, 2001, 2000 and 1999 were approximately $132,000, $544,000 and $768,000, respectively.

      The Company has invested approximately $8.1 million in shares and undistributed earnings in Principal-UK as of September 30, 2001. As of that date, Principal-UK owned and leased 231 nursing homes or residential care facilities located in the British Isles. Directors Harold J. Kloosterman and Bernard J. Korman each own 100,000 shares of Principal-UK. Pursuant to an Amended and Restated Advisory Agreement, the Company has agreed to provide certain investment management and advisory services to Principal-UK in exchange for a fee.

      Temporary unsecured advances to Principal-UK in the amount of $5,697,000 and $10,793,000 were outstanding at September 30, 2001 and 2000, respectively. Commencing March 5, 2001, the interest on temporary advances is at 9.00% on the first £4.3 million, with the maximum temporary advance limit of

£7.0 million (approximately $10.0 million). Prior to March 5, 2001, interest on the temporary advances was fixed at 9.25%. Included in interest income for the years ended September 30, 2001, 2000, and 1999 is $709,000, $1,484,000 and $1,719,000 respectively, related to advances to Principal-UK.

      The Company has a subordinated loan receivable from Principal-UK in the amount of $22,000,000 and $23,800,000 at September 30, 2001 and September 30, 2000, respectively. Interest on the subordinated loan to Principal-UK for the years ended September 30, 2001, 2000 and 1999 is $3,012,000, $3,144,000 and $3,042,000, respectively. The subordinated debt with Principal-UK matured on June 29, 2001. Since June 29, 2001, the default interest rate for the subordinated debt has been 15.93%. The interest rate will remain at 15.93% pending repayment of the subordinated debt or renegotiation of the subordinated debt’s terms. Prior to June 29, 2001, the interest rate was 12.93% from July 1, 2000 to June 29, 2001, and 12.53% from July 1, 1999 to June 30, 2000. Fees from services provided to Principal-UK for the years ended September 30, 2001, 2000 and 1999, are $4,200,000, $5,040,000 and $4,918,000, respectively.

      Fees from services provided to Principal Healthcare Finance Trust for the years ended September 30, 2001, 2000 and the period April 1, 1999 through September 30, 1999 are $1,211,000, $1,013,000 and $405,000, respectively.

      Rent expense, included in direct cost of patient services, related to Idun’s leases with Principal-UK is approximately $17,100,000 and $17,700,000, for the years ended September 30, 2001 and 2000, respectively.

RESIGNATION OF REGISTRANT’S DIRECTOR

      Mr. Essel W. Bailey, Jr. resigned as a Director of the Company by letter dated February 11, 2002. On March 25, 2002, Mr. Bailey wrote to the Company to state his reasons for leaving the Board of Directors of the Company.

      We are required to summarize Mr. Bailey’s disagreements relating to the operations, policies or practices of the Company as set forth in his March 25, 2002 letter. Mr. Bailey asserts that since the fall of 2000 he disagreed with decisions of the Board of Directors of the Company which he believes failed to protect the interests of stockholders vis-à-vis certain management personnel, permitted financial conflicts of interest detrimental to the Company to continue, permitted inaccurate or misleading accounting information to be recorded in the Company’s books and records, and failed to manage relationships with the Company’s partners and stakeholders which adversely affected the Company’s investments. Mr. Bailey goes on to assert the recently terminated merger negotiations between the Company and Principal-UK would have resulted in a very accretive transaction, and he therefore questioned whether the Board’s decisions were in the best interests of stockholders.

      The Company believes Mr. Bailey’s assertions are wholly without merit. Mr. Bailey was removed as chief executive officer of the Company by the Board of Directors in late July 2000. His letter acknowledges that his disagreements with the decisions of the Board of Directors, including those vis-à-vis management personnel, began very shortly thereafter.

      The March 25, 2002 letter states that Mr. Bailey is concerned about financial conflicts of interest. Mr. Bailey is a director of Principal-UK and he and his wife have a substantial, personal economic investment in Principal-UK of 10% of the outstanding ordinary shares of Principal-UK. In November, 2000, as a result of potential conflicts between the Company and Principal-UK relating to a variety of issues, including a potential sale of the assets or shares of Principal-UK, the Board of Directors of the Company established a Special Committee of the Board comprised solely of Directors who do not have any material economic interest in Principal-UK other than through the Company. Mr. Bailey was not selected to be on the Special Committee as a result of his economic interest in Principal-UK and his role as a director of Principal-UK.

      The Special Committee of the Board of the Company has engaged its own independent financial advisor, UBS Warburg, and its own independent legal advisor to assist it in evaluating proposed transactions involving Principal-UK. The Special Committee has explored and negotiated all proposals for transactions involving Principal-UK, including the possible business combination of the Company with Principal-UK as well as the possible sale of shares or assets of Principal-UK, independently and with the advice of its independent advisors. It should be noted that in the fall of 2001, Mr. Bailey was appointed to a newly established Corporate Governance Committee of the Board of the Directors; during his tenure on the Corporate Governance Committee, that committee took no action of record. In addition, Mr. Bailey was a member of the Audit Committee of the Company’s Board of Directors and voted in early February 2002 to approve the Company’s financial statements contained in the Company’s most recent quarterly report.

      Mr. Bailey’s statement that the proposed business combination of Principal-UK and the Company would have been very accretive is inaccurate, if he means to refer to the value of the holdings of the Company’s stockholders. Throughout the negotiation of the possible business combination, the board of directors of Principal-UK, of which Mr. Bailey is a member, insisted on a share for share exchange ratio. The Special Committee of the Company, after a thorough review with its financial advisor, UBS Warburg, determined that exchange ratio to be very dilutive to the value of the Company’s stock. Although the Company has been in disagreement with the board of Principal-UK, the Company has good relationships with the other equity and debt providers to its investees.

      The Company intends to continue to explore transactions to realize upon the value of its various equity and debt investments as well as its investment advisory and management services arrangements, and the Board of Directors of the Company has acted and will continue to act in the best interests of the Company and its stockholders. It should be noted that Mr. Bailey disclosed that he and his wife acquired an additional 100,000 shares of common stock of the Company in an amendment to his Schedule 13D filing with the Securities and Exchange Commission on March 15, 2002.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      Ernst & Young LLP audited the Company’s financial statements for the years ended September 30, 2000 and 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting.

SHAREHOLDERS PROPOSALS

      In accordance with the Company’s Bylaws, in order for a stockholder nomination or proposal to be considered at the Annual Meeting for the fiscal year ended September 30, 2001 (the “2002 Annual Meeting”), the nominations or proposals must be delivered by a stockholder of record to the Company’s Corporate Secretary at the Company’s principal offices by not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the 2002 Annual Meeting is advanced by more than thirty (30) or delayed by more than sixty (60) days from the anniversary date of the prior year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 90th day before the 2002 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2002 Annual Meeting or the tenth day following the day on which public announcement of the date of the meeting is first made by the Company. Accordingly, because the 2002 Annual Meeting will be held on September 30, 2002, a stockholder who seeks to nominate a director or present a proposal at the 2002 Annual Meeting must deliver the nomination or proposal after July 2, 2002 and on or before August 1, 2002. If a stockholder intends to submit a nomination or proposal for inclusion in the Company’s proxy statement and form of proxy relating to that meeting, the nomination or proposal must be received by the Company on or before July 2, 2002. Any such nomination or proposals must be delivered to Omega Worldwide, Inc., 900 Victors Way, Suite 345, Ann Arbor, Michigan, 48108, Attention: Corporate Secretary.

EXPENSES OF SOLICITATION

      The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally and by telephone, telex or facsimile. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,500 plus out-of-pocket expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s Directors, certain of the Company’s officers, and beneficial owners of more than 10 percent of the Company’s outstanding common shares, to file reports of ownership and changes in ownership of the Company’s common shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 2000 and 2001.

OTHER MATTERS

      The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

RONALD S. ELDER
Chief Executive Officer

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

      There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be comprised of directors who are independent of the management of the company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as committee members.

Statement of Policy

      The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors and the financial management of the company.

Responsibilities

      In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with applicable requirements and are of high quality.

      In carrying out these responsibilities, the audit committee will:

•	Select, engage, evaluate and, where appropriate, replace the independent auditors to audit the financial statements of the company and its divisions and subsidiaries.

•	The independent auditors shall have ultimate accountability to the board of directors and the audit committee, as representatives of shareholders.

•	Meet with the independent auditors and financial management of the company to review the scope of the audit and the audit procedures utilized. At the conclusion of the annual audit, review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine the adequacy of disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial, accounting and auditing personnel.

•	Ensure the receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and the audit committee shall actively engage in a dialogue with the auditor with respect to any disclosed

A-1

relationships or services that may impact the objectivity and independence of the auditor and take or recommend that the full board take, appropriate action to oversee the independence of the outside auditor.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties.

•	Annually review and assess the adequacy of this charter.

A-2

PROXY

OMEGA WORLDWIDE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Omega Worldwide, Inc., a Maryland corporation (the “Company”), hereby appoints John Storey and Ronald S. Elder, and each or either of them, as proxies for the undersigned, with full power of substitution in each of them to appoint his or her substitute, to attend the Annual Meeting of Stockholders to be held at the Westin River North Hotel, 320 North Dearborn, Chicago, Illinois, on May 2, 2002 at 11:00 a.m. local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast for the nominee for director and in the discretion of the Proxy holder upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement.

If any nominee named above is unable to serve as a director or for good cause will not serve, the persons named as proxies, and each of them, shall have full discretion to vote for any other person who may be nominated.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE
SIDE

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PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.	2953

The Directors recommend a vote FOR Proposal 1.

	FOR	WITHHELD
NOMINEE:
1 . Nominee for Election of Director

To vote and otherwise represent the undersigned on any other matter than may properly come before the meetings or any adjournment or postponement thereof in the discretion of the Proxy holder.			Ronald S. Elder

SIGNATURE	NOTE: Please sign exactly as name appears on the records of the Company and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such under signature. If a corporation or other entity, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
SIGNATURE IF HELD JOINTLY

DATED: , 2002	Please check the box if you plan to attend the Annual Meeting in person.

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